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                                                                   EXHIBIT 10.14

                             MODIFICATION AGREEMENT
            (THIRD AMENDMENT TO LEASE AND OTHER OPERATIVE DOCUMENTS)

        This MODIFICATION AGREEMENT (this "AGREEMENT") is made as of June 30, 2001, by BNP PARIBAS LEASING CORPORATION, a Delaware corporation ("BNPPLC"), and ELECTROGLAS, INC., a Delaware corporation ("ELECTROGLAS")

                                 R E C I T A L S

        A. BNPPLC and Electroglas executed a Lease Agreement dated as of March 31, 1997 (as subsequently amended, the "LEASE"), which was amended and supplemented by a Construction Funding Agreement (First Amendment to Lease Agreement) dated July 1, 1998 (the "FIRST LEASE AMENDMENT"), and Modification Agreement (Second Amendment to Lease) dated February 8, 2000 (the "SECOND LEASE AMENDMENT"), and which Lease covered, among other things, the real property described therein. (The real property described in Exhibit A to the Lease, save and except any portion thereof no longer covered by the Lease, and any and all other real or personal property from time to time covered by the Lease and included within the "Property" as defined therein are hereinafter collectively referred to as the "PROPERTY".)

        B. BNPPLC and Electroglas executed a Purchase Agreement dated as of March 31, 1997 (as subsequently amended, the "PURCHASE AGREEMENT"), which Lease covered, among other things, the Property.

        C. BNPPLC, BNP Paribas (as successor in interest to Banque Nationale de Paris) ("BNP Paribas"), and Electroglas executed a Pledge Agreement dated as of March 31, 1997 (as subsequently amended, the "Pledge Agreement"). Pursuant to the Supplement to Pledge Agreement dated July 28, 2000, The Industrial Bank of Japan ("IBJ") became a party to the Pledge Agreement, and pursuant to the Supplement to Pledge Agreement dated December 1, 2000, Wells Fargo Bank, N.A. ("Wells Fargo") became a party to the Pledge Agreement.

        D. BNPPLC, Electroglas, BNP Paribas, IBJ, and Wells Fargo now desire to modify the Lease, the Pledge Agreement, and the other Operative Documents, on and subject to the terms and conditions set forth below.

        NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings given to them in the original Lease and previous amendments thereto.

2. Cash Collateral. The Collateral Percentage under the Pledge Agreement has been established at 100% and will not under any circumstance be hereafter reduced, and the

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        remainder of the Term shall be deemed to be a Mandatory Collateral
        Period. Electroglas shall not be entitled to hereafter designate a lesser Collateral Percentage.

3. Amendment and Restatement of Schedule 2. Schedule 2 attached to the Lease and the First Lease Amendment is replaced in its entirety by
        Schedule 2 attached to this Amendment. Also, from and after the date of this Amendment, all references in the Pledge Agreement to "Schedule 2" (regardless of whether such references are followed by "attached to the Lease") shall constitute references to Schedule 2 attached to this Amendment.

4. Secured Spread. The definition of "Secured Spread" in the Lease is amended and restated as follows, effective as of the date hereof:

        "SECURED SPREAD" shall equal fifty-five basis points (55/100 of 1%).

5. Fees and Expenses. Electroglas covenants and agrees to pay to or reimburse BNPPLC, upon demand, for all reasonable out-of-pocket costs and expenses (including the reasonable fees, charges and disbursements of counsel) incurred by BNPPLC in connection with the development, preparation, negotiation, execution and delivery of this Agreement. Electroglas covenants and agrees to pay to BNPPLC, for payment in turn by BNPPLC to each Participant (and BNPPLC) which executes and returns this Agreement to BNPPLC on or prior to August 7, 2001, an amendment fee equal to twenty basis points of all such Participants' Percentages under the Participation Agreement multiplied by the Stipulated Loss Value, such fee to be payable on the date hereof.

6. Ratification. The Lease and the Pledge Agreement, as amended by this Agreement, are hereby ratified and confirmed in all respects.

7. Entire Agreement. This Agreement and the documents and agreements referred to herein set forth the entire agreement between the parties concerning the subject matter hereof and no amendment or modification of this Agreement shall be binding or valid unless expressed in a writing executed by both parties hereto.

8. Successors and Assigns. All of the covenants, agreements, terms and conditions to be observed and performed by the parties hereto shall be applicable to and binding upon their respective heirs, personal representatives, successors and, to the extent assignment is permitted under the Lease, their respective assigns.

9. Further Modifications. From and after the date of this Agreement, in all documents related to this transaction references to the "Lease", "Purchase Agreement", "Pledge Agreement", or the "Construction Funding Agreement" are intended to mean the Lease, Purchase Agreement, Pledge Agreement, or Construction Funding Agreement, as the case may be, as amended hereby. In addition, all documents related to this transaction

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        using capitalized terms, the definitions of which terms are modified hereby, shall be deemed amended hereby to incorporate the same modifications to such capitalized terms.

1. Execution in Counterparts. To facilitate execution, this Agreement may be executed in as many identical counterparts as may be required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts, taken together, shall collectively constitute a single instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

1. Recitals. The recitals contained herein are incorporated by this reference.


        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       BNP PARIBAS LEASING CORPORATION,
                                       a Delaware corporation

                                       By:   /s/ Lloyd G. Cox
                                          ----------------------------------
                                             Lloyd G. Cox, Managing Director

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                                    ELECTROGLAS, INC., a Delaware corporation

                                    By:   /s/ Tom Brunton
                                       ----------------------------------
                                          Tom Brunton, Chief Financial Officer

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CONSENT AND AGREEMENT OF PARTICIPANT

          The undersigned Participant hereby consents to the execution and delivery of this Agreement and the modifications and amendments provided therein. Participant hereby ratifies and confirms in all respects the Participation Agreement, and agrees that its obligations and covenants thereunder shall continue in full force and effect.

                                BNP PARIBAS

                                By:   /s/ Stuart Darby
                                  ----------------------------------------
                                Name:  Stuart Darby
                                Title: Vice President


                                By:   /s/ Robert Mimaki
                                  ----------------------------------------
                                Name:  Robert Mimaki
                                Title: Vice President

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CONSENT AND AGREEMENT OF PARTICIPANT

          The undersigned Participant hereby consents to the execution and delivery of this Agreement and the modifications and amendments provided therein. Participant hereby ratifies and confirms in all respects the Participation Agreement, and agrees that its obligations and covenants thereunder shall continue in full force and effect.

                                   WELLS FARGO BANK, N.A.

                                   By:   /s/ Kevin W. Herr
                                     ----------------------------------------
                                         Kevin W. Herr, Vice President

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CONSENT AND AGREEMENT OF PARTICIPANT

          The undersigned Participant hereby consents to the execution and delivery of this Agreement and the modifications and amendments provided therein. Participant hereby ratifies and confirms in all respects the Participation Agreement, and agrees that its obligations and covenants thereunder shall continue in full force and effect.

                                      THE INDUSTRIAL BANK OF JAPAN

                                      By:   /s/ Masao Nakagawa
                                         ---------------------------------
                                      Name:  Masao Nakagawa
                                      Title: Senior Vice President and
                                             General Manager

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                                   Schedule 2

                               FINANCIAL COVENANTS

        This Schedule 2 is attached to and made a part of (a) the Lease Agreement (as amended, the "LEASE") dated effective March 31, 1997, between BNP Paribas Leasing Corporation, a Delaware corporation ("BNPPLC") and Electroglas, Inc., a Delaware corporation ("ELECTROGLAS"), and (b) the Pledge Agreement (as amended, the "PLEDGE AGREEMENT") dated effective March 31, 1997, among BNPPLC, Electroglas, BNP Paribas, as a Participant and as agent for any financial institutions that become Participants thereunder from time to time, Wells Fargo Bank, N.A. and The Industrial Bank of Japan, as Participants.

                             PART I - DEFINED TERMS

        In this Schedule 2, capitalized terms used but not defined herein shall have the meaning assigned to them in the Lease or the List of Defined Terms attached to the Lease; and the following capitalized terms shall have the following meanings:

        "COLLATERAL" shall have the meaning assigned to it in the body of the Pledge Agreement.

        "CONSOLIDATED TANGIBLE NET WORTH" means, with respect to any Person, the excess of the total assets of such Person and its Subsidiaries (determined on a consolidated basis) over the total Liabilities of such Person and its Subsidiaries (determined on a consolidated basis); provided, however, that Intangible Assets on such date shall be excluded from any determination of consolidated total assets on such date.

        "CURRENT LIABILITIES" means, with respect to any Person, all liabilities of such Person treated as current liabilities in accordance with GAAP, including without limitation (a) all obligations payable on demand or within one year after the date in which the determination is made and
        (b) installment and sinking fund payments required to be made within one year after the date on which determination is made, but excluding all such liabilities or obligations which are renewable or extendable at the option of such Person to a date more than one year from the date of determination.

        "INTANGIBLE ASSETS" means, as of the date of any determination thereof, the total amount of all assets of Electroglas and its consolidated Subsidiaries that are properly classified as "INTANGIBLE ASSETS" in accordance with GAAP and, in any event, shall include, without limitation, goodwill, patents, trade names, trademarks, copyrights, franchises, experimental expense, organization expense, unamortized debt discount and expense, and deferred charges other than prepaid insurance and prepaid taxes and current deferred taxes which are classified on the balance sheet of Electroglas and its consolidated Subsidiaries as a current asset in accordance with GAAP and in which classification Electroglas' independent public accountants concur.

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        "LIABILITIES" means, with respect to any Person, the sum (without duplication of any item) of (A) all liabilities of such Person and its Subsidiaries (determined on a consolidated basis), determined in accordance with GAAP, and (B) the obligations of such Person and its Subsidiaries (determined on a consolidated basis), contingent or otherwise, under any lease of real property or related documents (including a separate purchase agreement) which provide that such Person or its Subsidiaries must purchase or cause another to purchase any interest in the leased property and thereby guarantee a minimum residual value of the leased property to the lessor. For purposes of this definition (and for purposes of determining the amount of "Debt" relevant to any requirements established by this Schedule 2), the amount of the obligations described in clause (B) of the preceding sentence with respect to any lease classified according to GAAP as an "operating lease," shall equal the sum of (1) the present value of rentals and other minimum lease payments required in connection with such lease [calculated in accordance with FASB Statement 13 and other GAAP relevant to the determination of the whether such lease must be accounted for as an operating lease or capital lease], plus (2) the fair value of the property covered by the lease; provided, however, that such amount shall not exceed the price for which the lessee can purchase the leased property pursuant to any valid ongoing purchase option if, upon such a purchase, the lessee shall be excused from paying rentals or other minimum lease payments that would otherwise accrue after the purchase.

        "LONG-TERM INVESTMENTS" means those investments described below (to the extent that they are not classified as short term investments in accordance with GAAP), provided that such investments shall have maturities of not longer than two years, and shall be rated not less than A- by Standard & Poor's Corporation or less than A by Moody's Investors Service, Inc.:

               (1) Securities issued or fully guaranteed or fully insured by the United States government or any agency thereof and backed by the full faith and credit of the United States;

               (2) Certificates of deposit, time deposits, eurodollar time deposits, repurchase agreements, or banker's acceptances that are issued by either one of the 50 largest (in assets) banks in the United States or by one of the 100 largest (in assets) banks in the world; and

               (3) Notes and municipal bonds.

        "MANDATORY COLLATERAL PERIOD" means the remainder of the Term, during which, notwithstanding any contrary designation of a Collateral Percentage by Electroglas under the Pledge Agreement, the Collateral Percentage for purposes of the Pledge Agreement shall be one hundred percent (100%).

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        "QUICK ASSETS" means the sum (without duplication of any item) of the
        Collateral held subject to a Qualified Pledge under and as defined in the Pledge Agreement, plus unencumbered cash, plus unencumbered short term cash investments, plus other unencumbered marketable securities which are classified as short term investments according to GAAP, plus the fair market value of unencumbered Long-Term Investments, plus unencumbered current net accounts receivable.

                PART II - FINANCIAL COVENANTS FOR LEASE AGREEMENT

1. Quick Ratio. Electroglas shall maintain a ratio of (a) Quick Assets of Electroglas and its Subsidiaries (determined on a consolidated basis) to
        (b) Current Liabilities of Electroglas and its Subsidiaries (determined on a consolidated basis), of not less than 2.50 to 1.00.

2. Maximum Ratio of Liabilities to Tangible Net Worth. Electroglas shall maintain a ratio of (a) the Liabilities of Electroglas to (b) the Consolidated Tangible Net Worth of Electroglas, of not more than 0.70 to 1.00.

3. Minimum Tangible Net Worth. Electroglas shall not permit its Consolidated Tangible Net Worth, at the end of any fiscal quarter of Electroglas, to be less than the sum of: (a) $155,347,000; plus (b) seventy-five percent of Electroglas' net income (computed without deduction for net losses in any fiscal quarter) earned in each fiscal quarter of Electroglas after June 30, 2001; plus (c) one-hundred percent of the net proceeds of sales of stock in Electroglas after June 30, 2001; less (d) non-cash charges relating to acquisitions after June 30, 2001 that do not exceed an aggregate, cumulative amount of fifteen percent of Electroglas' Consolidated Tangible Net Worth at the end of such fiscal quarter.

4. Minimum Unencumbered Cash and Cash Equivalents. Electroglas shall not permit the sum (without duplication of any item) of all unencumbered and unrestricted cash, short term cash investments and marketable securities classified as short term investments according to GAAP of Electroglas and its Subsidiaries (determined on a consolidated basis) to be less than $40,000,000.

5. No Repurchase of Stock. Electroglas shall not redeem, retire, repurchase or otherwise acquire any shares of any class of Electroglas stock now or hereafter outstanding unless Electroglas has attained positive net income in each of the preceding two consecutive quarters, and Electroglas has provided BNPLC satisfactory prior written evidence thereof. In addition, if Electroglas has satisfied the conditions of the preceding sentence, Electroglas shall nevertheless not redeem, retire, repurchase or otherwise acquire more than $10,000,000 worth of any shares of any class of Electroglas stock now or hereafter outstanding in any twelve month period.

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                     PART III - MANDATORY COLLATERAL PERIODS

1. Commencing on June 30, 2001, the remainder of the Term shall constitute a Mandatory Collateral Period.